FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-A                      EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


                               Collection Period:         1-Apr-98     30-Apr-98
                               Distribution Date:        15-May-98

                                                                                                                    Per $1,000 of
                                                                                                                       Original
Statement for Class A and Class B Certificateholders Pursuant                                                      Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                           Certificate Amount
                                                                                                                  ------------------
(i)    Principal Distribution
           Class A Certificate Amount                                                     $   7,647,416.64          $19.60844301
           Class B Certificate Amount                                                     $     360,349.48          $19.60765480

(ii)   Interest Distribution
           Class A Certificate Amount                                                     $     600,112.76          $ 1.53872574
           Class B Certificate Amount                                                     $      28,965.61          $ 1.57610241

(iii)  Servicing Fee                                                                      $     101,353.89          $ 0.24818262

(iv)   Class A Certificate Balance (after principal distributions)                        $ 108,503,440.74
       Class A Pool Factor (after principal distributions)                                       0.2782094
       Class B Certificate Balance (after principal distributions)                        $   5,113,466.55
       Class B Pool Factor (after principal distributions)                                       0.2782385

(v)    Total Pool Balance (end of Collection Period)                                      $ 113,616,907.21

                                                                                          Current Period          Cumulative
                                                                                       --------------------   -------------------

(vi)   Defaulted Receivables                                                              $     166,875.47       $ 11,590,767.58
       Liquidation Proceeds                                                                     149,343.42          5,366,430.73
                                                                                       --------------------   -------------------
       Aggregate Net Losses                                                               $      17,532.05        $ 6,224,336.85
                                                                                       ====================   ===================

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                              $           -
           Interest Portion                                                               $           -

(viii) Class A Interest Carryover Shortfall                                               $           -
       Class B Interest Carryover Shortfall                                               $           -
       Class A Principal Carryover Shortfall                                              $           -
       Class B Principal Carryover Shortfall                                              $           -

(ix)   Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                      $ 6,125,764.72

(x)    Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                 $ 6,125,764.72